UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)               October 28, 2005
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                           ENZON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)



   Delaware                           0-12957                 22-2372868
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(State or other jurisdiction    (Commission File No.)   (IRS Identification No.)
of incorporation)


        685 Route 202/206, Bridgewater, New Jersey           08807
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        (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code               (908) 541-8600
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01     Entry into a Material Definitive Agreement
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On October 28, 2005, we amended our agreement with members of the sanofi-aventis
Group for our oncology product, ONCASPAR(R) (pegaspargase). The amendment, which will become effective in January 2006, includes a significant reduction in the royalty rate, with a single digit royalty percentage now payable by Enzon only on those annual sales of ONCASPAR that are in excess of $25 million. Previously, we were obligated to pay a 25% royalty on all sales of ONCASPAR in the U.S. and Canada.

In January 2006, we will pay an upfront cash payment of $35 million. We are required to continue making royalty payments through June 30, 2014, at which time all of our royalty obligations will cease.

On October 31, 2005, we issued a press release announcing the amendment to the agreement that is attached to this current report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description

99.1             Press Release dated October 31, 2005


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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 2005


                                By:  /s/ Craig A. Tooman
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                                     Craig A. Tooman
                                     Executive Vice President, Finance and
                                     Chief Financial Officer